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              Computation of Ratio of Earnings to Fixed Charges

                   (in thousands of dollars, except ratios)

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
                                                                                   Historical                        Pro forma
                                                   ----------------------------------------------------------------------------
                                                                                Fiscal Years Ended
                                                   ----------------------------------------------------------------------------
                                                     1/1/95     12/31/95     12/29/96     12/28/97     12/31/98      12/31/98
                                                     ------     --------     --------     --------     --------      --------
Earnings
   Pretax income from continuing operations        $144,794.0  $60,635.0   $(261,805.0)  $ 92,670.0   $(796,348.0)  $(822,134.0)
   Add: Fixed charges; below                         10,774.3   15,571.7      16,654.7     14,747.7     141,257.7     154,395.7
   Less: Interest capitalized                          (867.0)  (3,268.0)       (400.0)      (900.0)       (800.0)       (800.0)
                                                   ----------------------------------------------------------------------------
                                                   $154,701.3  $72,938.7   $(245,550.3)  $106,517.7   $(655,890.3)  $(668,538.3)
                                                   ----------------------------------------------------------------------------

Fixed Charges
   Interest expense                                $  6,974.0    9,437.0   $  13,588.0   $ 11,381.0   $ 131,091.0   $ 144,229.0
   Capitalized interest                                 867.0    3,268.0         400.0        900.0         800.0         800.0
   1/3 rent expense                                   2,933.3    2,866.7       2,666.7      2,466.7       9,366.7       9,366.7
                                                   ----------------------------------------------------------------------------
                                                   $ 10,774.3  $15,571.7   $  16,654.7   $ 14,747.7   $ 141,257.7   $ 154,395.7
                                                   ----------------------------------------------------------------------------
Ratio of earnings to fixed charges                       14.4        4.7                        7.2

Amount by which earnings do not
   meet fixed charges                                                      $ 262,205.0                $ 797,148.0   $ 822,934.0

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